EXHIBIT 10.1

June 30, 2006

Western Hemisphere Mining Corporation
4861 Cambridge St., Burnaby, BC
Canada V5C 1H9

Ladies and Gentlemen:

RE:     Arrow Claims, BC

Pursuant to an agreement between Western Hemisphere Mining Corporation and Clive Ashworth dated June 30, 2006, Clive Ashworth, the owner of the claims, will hold in trust for Western Hemisphere Mining Corporation, a 100% undivided interest in the subject claims under the terms of the agreement:

Claim	Number of Units	Record Number	Expiration Date
Arrow	25	507351	October 28, 2007
Arrow 2	25	507354	October 28, 2007
Arrowroot	24	507348	October 28, 2007

Clive Ashworth will deliver full title on demand to Western Hemisphere Mining Corporation when all terms and conditions have been met regarding the aforementioned agreement.

Yours truly,

CLIVE ASHWORTH
Clive Ashworth